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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

   Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                           AS OF FEBRUARY 28TH 2014

           FUND          NAME OF PERSON           OWNERSHIP % OF SERIES

                           AS OF SEPTEMBER 1ST 2013

              FUND                      NAME OF PERSON           OWNERSHIP % OF SERIES
COLUMBIA MARSICO FLEXIBLE CAPITAL  CHARLES SCHWAB & CO. INC.          29.43%